EXHIBIT 10.17

GROUND LEASE AGREEMENT

This Ground Lease Agreement (the “Agreement”), is made and entered into by and between Dakota\Blackhawk, LLC, a Colorado limited liability company (hereinafter referred to as “Lessor”) and Jacobs Entertainment, Inc., a Delaware corporation and/or assigns (hereinafter referred to as “Lessee”) (sometimes Lessor and Lessee are referred to singularly as a “Party” and collectively as the “Parties”).

P R E M I S E S:

WHEREAS, Lessor and Lessee are the Parties to that certain “Option Purchase Agreement” dated September 12, 2005, 2005 (the “Option Agreement”), a copy of which is attached hereto as Exhibit “A” and incorporated herein by reference as if fully copied and set forth at length;

WHEREAS, attached to the Option Agreement, as an exhibit, is that certain “Real Estate Sales Contract” (the “Real Estate Contract”) which is to be executed by Lessor and Lessee pursuant to the terms of the Option Agreement, an unsigned copy of which is attached hereto as Exhibit “B” and incorporated herein by reference as if fully copied and set forth at length;

WHEREAS, Lessor is the owner of that certain tract of real property (hereinafter referred to as the “Property”), as more particularly described on Exhibit “C” attached hereto and incorporated herein by reference as if fully copied and set forth at length; and

WHEREAS, pursuant to the Option Agreement, Lessor desires to lease to Lessee and Lessee desires to lease from Lessor the Property upon the terms and conditions herein provided.

A G R E E M E N T:

NOW, THEREFORE, in consideration of the foregoing premises, the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged and confirmed, the Parties agree to the lease of the Property upon the following terms and conditions:

1.                                      PROPERTY.  Lessor hereby leases to Lessee and Lessee hereby leases from Lessor the Property.

2.                                      TERM.  The term of this Agreement (“Term”) shall begin on the date hereof and end on the date the Option Agreement terminates or, if the Option thereunder is exercised and the Real Estate Contract is signed, on the termination or Closing of the Real Estate Contract.

3.                                      RENT.  Lessee agrees to pay to Lessor as rent due under this Agreement the sum of $1.00, at Lessor’s address described in Section 13, below.

4.                                      USE OF PROPERTY.  Lessee may use the Property for any and all lawful purposes including all inspection, testing and examination purposes as described in the Option Agreement and the Real Estate Contract.  Lessee shall not use the Property in any manner that violates any statute applicable thereto or for any illegal purpose.  Lessee shall have the right to erect fencing of Lessee’s discretion (with locked gates) surrounding the perimeter of the Property in order to limit access to the Property (subject to the rights of Lessor set out in this Agreement).  Lessor shall not erect any other improvement on the Property without the written consent of Lessor which may be withheld in Lessor’s sole discretion.  If Lessee does not obtain title to the Property, Lessee shall remove the fence and any other permitted improvements at Lessee’s expense at the end of the Term of the Lease.

5.                                      CONDITION OF PROPERTY.  Lessee accepts the Property in its present condition and state of repair.

6.                                      INSPECTIONS.  Lessor may enter upon the Property at all reasonable times upon forty-eight (48) hours prior written notice to Lessee to inspect the condition of the Property.

7.                                      REPAIRS AND MAINTENANCE.  At the end of the Term, Lessee shall bear all expenses of restoring the Property to its prior condition subject to and in accordance with the terms of the Option Agreement and the Real Estate Contract.

8.                                      ASSIGNMENT.  Lessee may assign its rights under this Agreement at any time during the Term without the prior written consent of Lessor, provided such assignment is effected as part of an assignment of contract rights pursuant to the terms of the Option Agreement and/or Real Estate Contract.

9.                                      DEFAULT AND REMEDIES.  Should Lessee default in the payment of rent as and when due and not correct same within five (5) days after receipt of written notice from Lessor to Lessee, Lessor may declare this Agreement, and all rights and interest created by it, to be terminated.

10.                               WARRANTY OF TITLE.  Lessor hereby represents and warrants that it is the owner of the Property and has the express actual authority to execute this Agreement.  Lessor covenants and agrees that as long as Lessee pays the rent as provided in this Agreement and observes and keeps the covenants, conditions, and terms of this Agreement, Lessee shall lawfully and quietly hold, occupy, and enjoy the Property during the Term.

11.                               NOTICES.  All notices, demands, requests, and other communications under this Agreement shall be in writing or electronic format and shall be deemed properly served and delivered when: (a) delivered by hand to the Party to whose attention it is directed; or (b) posted, if sent by registered or certified mail, return receipt requested, postage pre-paid addressed; or (c) actually received by the addressee thereof, after being sent by overnight delivery (such as Federal Express); or (d) sent to the addressee by confirmed telecopier, facsimile, electronic transmission (email) or similar transmission, as follows (or at such changed address as the Parties may from time to time specify in writing):

If to Lessor:

Dakota/Blackhawk, LLC
1700 Kylie Drive, Suite 240
Longmont, Colorado 80501
Attn: Wendell Pickett and Roger Pomainville
303-772-8348
303-772-8565 (facsimile)

With A Required Copy To:

Christopher C. O’Dell
O’Dell & Fell, LLC
1600 Jackson Street
Suite 250
Golden, Colorado 80401
(303) 436-9200
(303) 436-9700 (facsimile)

If to Lessee:

Jacobs Entertainment, Inc.
240 Main Street

Black Hawk, Colorado 80224

Attention: Stephen R. Roark, President
(303) 582-1117
(303) 582-0239 (facsimile)

With A Required Copy To:

Jones & Keller, P.C.
1625 Broadway, 16th Floor
Denver, Colorado 80202
Attention:	Samuel E. Wing, Esq.
R. Steven Jones, Esq.
(303) 573-1600
(303) 893-6506 (facsimile)

12.                               EXPENSES.  Lessee shall not be responsible for any expenses associated with the ownership, operation and/or possession of the Property except for the maintenance of casualty and liability insurance (in such amounts and coverage scope as Lessee may elect, in its sole discretion), maintenance of commercial general liability coverage (including contractual coverage and a waiver of subrogation) with limits of no less that $3,000,000 and snow removal, litter removal and weed cutting as required by the City of Blackhawk.  Lessor shall be responsible for all other costs and expense associated with the ownership, operation and/or possession of the Property including but not limited to property taxes, assessments, insurance and utilities. Lessee hereby indemnifies, holds harmless and agrees to defend Lessor of and from any and all claims, demands, liabilities, actions, costs, expenses or causes of action, including, but not limited to, attorneys’ fees and costs, arising our of or related to the use or possession of the Property by Lessee under this Lease except when caused solely by Lessor or its agents’ or employees’: (a)  negligence; (b) willful misconduct; or (c) breach of this Lease.

13.                               NO PARTNERSHIP.  The relationship between Lessor and Lessee at all times shall remain solely that of lessor and lessee and not be deemed a partnership or a joint venture.

14.                               EXHIBITS.  The first page of all exhibits to this Agreement shall bear the initials of each party hereto, and when so initialed, shall be conclusively deemed to be an Exhibit hereto, whether or not physically attached to this Agreement.

15.                               ENTIRE AGREEMENT.  With the exception of Section 33 of the Option Agreement, this Agreement contains the entire understanding between the Parties hereto concerning the lease of the Property.

16.                               ADVICE OF COUNSEL.  Each of the Parties hereto represent that they have the advice and counsel of their own attorneys and that no representation or statement made by any other party has influenced them in executing or induced them to execute this Agreement.

17.                               FURTHER ACTS.  Each Party hereto agrees to perform any and all such further and additional acts and execute and deliver any and all such further and additional instruments and documents as may be reasonably necessary in order to carry out the provisions and effectuate the intent of this Agreement.

18.                               MODIFICATION.  Any modification of this Agreement shall be in writing and agreed to by all Parties.

19.                               AUTHORITY.  Each Party hereto represents and warrants that it has full authority to execute the Agreement and bind to the Agreement its respective partners, trustees, beneficiaries, remaindermen, directors, officers, employees, agents, advisors, attorneys, successors, assigns and personal representatives.

20.                               SEVERABILITY.  If any provision hereof is held to be illegal, invalid, or unenforceable under present or future laws effective during the Term, such provisions shall be duly severable; this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part hereof; and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the severance of the illegal, invalid, or unenforceable provision or provisions.

21.                               GOVERNING LAW AND VENUE.  This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado.  The terms of this Agreement shall be specifically performable in Gilpin County, Colorado.

22.                               BREACH.  Should any party breach any part of this Agreement, and litigation ensue, the Parties agree that the prevailing party shall be entitled to its reasonable attorneys’ fees and costs in prosecuting or defending its claims.

23.                               BENEFIT.  Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the Parties hereto and their successors, assigns, legal representatives, heirs and legatees.

24.                               PARAGRAPH HEADINGS.  All paragraph headings set forth in this Agreement are for purposes of identification and are intended for convenience only, and shall not control or affect the meaning, construction or effect of this Agreement or any provision hereof.

25.                               COUNTERPART EXECUTION.  This Agreement may be executed in multiple counterparts, each of which shall be fully effective as an original, for which together shall constitute only one (1) instrument.

26.                               MEMORANDUM OF LEASE.  Lessee shall have the right to file a “Memorandum of Lease” with the Office of the Clerk and Recorder or other appropriate public record custodian having jurisdictional authority over the Property in the State of Colorado as to the existence of this Lease.

IN WITNESS WHEREOF, the Parties hereunto set their hands and seals as of the date above first stated.

LESSOR:

DAKOTA/BLACKHAWK, LLC, a Colorado limited liability company

By:	/s/ Roger Pomanville
Roger Pomanville, Manager

By:	/s/ Wendell Gene Pickett
Wendell Gene Pickett, Manager

LESSEE:

JACOBS ENTERTAINMENT, INC., a Delaware corporation
And/Or Assigns

By:	/s/ Stephen R. Roark
Printed Name: Stephen R. Roark
Title: President/Chief Financial Officer

EXHIBIT “A”

OPTION PURCHASE AGREEMENT

This Option Purchase Agreement (“Agreement”) is entered into this           day of September 2005 to be effective on the Effective Date (defined in Section 19, below) by and between Dakota\Blackhawk, LLC, a Colorado limited liability company (hereafter collectively, the “Dakota Group”) and Jacobs Entertainment, Inc., a Delaware corporation and/or assigns (hereafter “JEI”) (sometimes Dakota Group and JEI are referred to singularly as a “Party” and collectively as the “Parties”).

RECITALS:

WHEREAS, Dakota Group is the owner of approximately 2.2258 acres of undeveloped land situated in Gilpin County, Colorado, (containing 96,956 square feet), the legal description of which is attached hereto as Exhibit “A” and incorporated herein by reference as if set out word for word (the “Property”);

WHEREAS, 40,788 square feet of the Property is situated in the Gaming District of Gilpin County, Colorado as established by The Colorado Limited Gaming Act, C.R.S. 12-47.1-105 and the ordinances adopted by the City of Black Hawk, Colorado;

WHEREAS, JEI desires to purchase from Dakota Group an exclusive, non-revocable option to acquire the Property (the “Option”);

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration (including the consideration paid pursuant to Section 25, below) the receipt and sufficiency of same is hereby acknowledged and confirmed by the Parties, it is mutually agreed by the Parties as follows:

AGREEMENT

1.                                      Grant of Exclusive Option.  For the consideration expressed in Sections 3 and 25 below, Dakota Group hereby grants to JEI the exclusive, non-revocable right and option (the “Option”) to purchase the Property at the price of $13,000,000.00 (the “Purchase Price”) under and pursuant to the terms set forth in that certain “Real Estate Sales Contract” attached hereto as Exhibit “B” and incorporated herein by reference as if set out word for word (the “Real Estate Sales Contract”).

2.                                      Initial Option Period.  The Option shall commence on the Effective Date and continue until 11:59 p.m. on the date which is one (1) calendar year from the Effective Date (the “Initial Option Period”), unless same is extended pursuant to the provisions of Section 4, below.

3.                                      Consideration.  The Option is granted in partial consideration of:  (a) the payment by JEI to Escrow Agent (defined in Section 5, below) for the conditional benefit of Dakota Group of the sum of $250,000.00, on or before the Effective Date (the “Initial Deposit”) and (b) the payment to Dakota Group of the sum of $250,000.00, no later than the date which is one hundred eighty

(180) calendar days from the Effective Date (collectively, the amounts identified in Section 3(a) and (b) above, the “Initial Option Fee”).  JEI shall also pay to Dakota Group of the sum of $100.00 pursuant to Section 25, below (the “Independent Agreement Consideration”).  The Initial Deposit shall be deposited by the Escrow Agent in an interest bearing account of JEI’s election and all interest accruing thereon shall belong to JEI.    All references in this Agreement to the “Total Option Fee” shall include: (i) the Initial Option Fee; (ii) any Extension Fee paid pursuant to Section 4, below; and (iii) all interest amounts accruing on the Initial Option Fee and the Extension Fee.

4.                                      Extension Right.  Notwithstanding anything in this Agreement to the contrary, JEI, at its sole election, shall have the right to extend the Initial Option Period (the “Extension Right”), for an additional time period of one (1) calendar year (the “Extension Period”) upon the payment by JEI of the additional sum of $500,000.00 to Dakota Group (the “Extension Fee”). The Extension Period shall be computed by excluding the expiration date of the Initial Option Period and counting the last day of the Extension Period (expiring at 11:59 p.m., local time).  JEI shall have the option to exercise the Extension Right at any time prior to the expiration of the Initial Option Period.

5.                                      Escrow Agent.  The term “Escrow Agent” as used in this Agreement shall mean Gilpin Title, LLC of Golden, Colorado.  The Escrow Agent shall hold the Initial Deposit pursuant to the terms of this Agreement.

6.                                      Exercise of Option.

(a)                                  Exercise Notice.  JEI may exercise the Option at any time during the Initial Option Period or the Extension Period (if the Extension Right is exercised) by delivery of a written or electronic notice to Dakota Group as to such election (the “Exercise Notice”).  Within ten (10) days of the delivery of the Exercise Notice to Dakota Group, Dakota Group and JEI shall execute the Real Estate Sales Contract and cause a fully executed original of same to be delivered to Escrow Agent (and a fully executed copy of same shall be delivered to each Party).  Delivery of the Exercise Notice shall be effected in accordance with the notice provisions of Section 22, below.  If JEI fails to execute the Real Estate Sales Contract within the ten (10) days provided and if either the Initial Option Period or the Extension Period (if the Extension Right is exercised) has run, then the Option shall be deemed waived and JEI shall no longer have the right to purchase the Property.

(b)                                 Exercise Condition.  JEI may not exercise this Option if it is in default for failure to pay the Initial Option Fee when due or for failure to pay the Extension Fee when due and same has not been cured within ten (10) days after receipt of written notice from Dakota Group that any such amount has not been received.

(c)                                  Release of Option Fees Upon Exercise of Option.   Escrow Agent shall release to the Dakota Group, on demand (without the necessity of the consent of JEI),the Initial Option Fee upon the first to occur of:  (i) the exercise of the Option pursuant to this Agreement or (ii) upon the expiration of the 60th day from the Effective Date, in the event JEI has not elected to terminate this Agreement pursuant to Sections 9 and 14, below).

7.                                      Application To Purchase Price.   If the Option is exercised pursuant to this Agreement, then fifty percent (50%) of the Initial Option Fee and fifty percent (50%) of the Extension Fee (if paid), shall be applied to the Purchase Price at the Closing of the Real Estate Sales Contract (and otherwise administered pursuant to the terms of such instrument).

8.                                      Recording of Options.  JEI shall have the right to file a “Memorandum of Option” with the Office of the Clerk and Recorder or other appropriate public record custodian having jurisdictional authority over the Property in the State of Colorado as to the existence of this Option or any extension of same.  The form of Memorandum of Option which JEI is authorized to file of record is attached hereto as Exhibit “C” and incorporated herein by reference as if set out word for word.

9.                                      Inspection Period; Inspection Rights.

(a)                                  Inspection Rights.  During the term of this Agreement, JEI shall have the right to conduct an inspection and examination of the Property (the “Inspection Period”).  During the Inspection Period, JEI, or JEI’s authorized agents or representatives, shall be entitled (and permitted) to enter upon the Property for the purpose of inspecting, examining and making tests upon and/or conducting an evaluation of the Property (including, but not limited to, those inspections described in Section 10, below).

(b)                                 Termination Right.  If JEI, in JEI’s sole discretion, is dissatisfied with the results of JEI’s inspection of the Property (for any reason or no reason), JEI may, by written or electronic notice delivered to Dakota Group or Escrow Agent prior to the expiration of the 60th day from the Effective Date (the “Refund Inspection Period”),  terminate this Agreement and upon such event, the Initial Deposit, as well as all interest accrued thereon, shall be returned to JEI (by Escrow Agent) on demand (without the necessity of the consent of Dakota Group), and neither Dakota Group nor JEI shall have any further obligations hereunder except as provided in Section 9(d). If JEI does not terminate this Agreement by delivery of such notice prior to the expiration of the Refund Inspection Period, JEI’s shall still have the right to terminate this Agreement during the Inspection Period but shall not be entitled to receive a refund of the Total Option Fee, except as set out in Section 9 (c), below.

(c)                                  Refund Right Beyond Refund Inspection Period.  Notwithstanding anything herein to the contrary, JEI shall be entitled to receive a refund of the Total Option Fee under the following conditions:

(i)                                     the refusal by Dakota Group to close under the Real Estate Sales Contract upon the proper exercise of the Option by JEI; or

(ii)                                  the failure or inability of Dakota Group to deliver fee simple title to the Property, free and clear of all mortgages, liens, claims, encumbrances, easements, encroachments and judgments as provided in the Deed to be delivered at Closing and as otherwise required pursuant to the Real Estate Sales Contract; or

(iii)                               pursuant to Section 5.1(c) of the Real Estate Sales Contract.

(d)                                 Indemnity Obligation.  In the event JEI fails to consummate the closing of the purchase of the Property (other than for Dakota Group’s breach of this Agreement), JEI agrees to indemnify and hold Dakota Group harmless from all costs and expenses actually paid by Dakota Group (supported by verified evidence of same) which arise from damages to the Real Property in connection with JEI’s inspection of the Property.  JEI agrees to indemnify and hold Dakota Group harmless from damages arising out of injuries sustained by third parties in connection with JEI’s inspection of the Property. The obligations of JEI under this Section 9 (d) shall survive the termination of this Agreement for a period of three (3) months.

10.                               Environmental Inspection.  The inspection and examination of the Property in relation to the environmental condition of the Property shall be governed by the following:

(a)                                  Examination Authority.  JEI shall have the right to conduct a “Phase I”, “Phase II” and/or a “Phase III” environmental site assessment (collectively or singularly as the context requires, the “Environmental Survey”) of the Property.,   If an Environmental Survey is conducted, then JEI shall cause a copy of the written report setting forth the findings obtained in that Environmental Survey to be delivered to Dakota Group.

(b)                                 Remediation/Termination.  If, as a result of the Environmental Survey, or by any other means, JEI or Dakota Group becomes aware of the existence of Hazardous Substances (as hereinafter defined in Section 10(c), below), or other environmental contamination, on or within the Property, then JEI shall have the right to terminate this Agreement. If JEI terminates this Agreement prior to the expiration of the Refund Inspection Period pursuant to this Section 10, then the Total Option Fee shall be returned to JEI on demand (without the necessity of the consent of Dakota Group) and the Parties shall have no further obligations under this Agreement, except for those obligations that expressly survive termination of this Agreement.

(c)                                  “Hazardous Substances.” For purposes of this Agreement, the term “Hazardous       Substances” shall mean and include all hazardous and toxic substances, waste or other materials, any pollutants or contaminants as defined in Section 101 (14) of the Comprehensive Environmental Response Compensation and Liability Act, as amended, 42 U.S.C. Section 9301 (14) (including, without limitation, asbestos and raw materials which include hazardous constituents), or other similar substances, or materials which are included under or regulated by any local, state, or federal law, rule, or regulation pertaining to environmental regulation, contamination or clean-up, including, without limitation, “CERCLA”, “RCRA”, or state superlien or environmental clean-up statutes, as may be amended, (all such laws, rules and regulations being referred to collectively as “Environmental Laws”).

11.                               Document Inspection.

(a)                                  Dakota Group Obligation.  To facilitate JEI’s inspection of the Property, Dakota Group shall provide to JEI, at Dakota Group’s sole cost and expense, within three (3) days of the Effective Date, the following:

(i)                                     True, correct and complete copies of all leases relating to the Property, if any, and any amendments thereto.  Additionally, Dakota Group will provide JEI access to Dakota Group’s records regarding expense and income items in order to enable JEI to complete an audit of such leases;

(ii)                                  A true, correct and complete schedule (the “Operating Schedule”) reflecting, with respect to the Property, for the twelve (12) month period preceding the month of execution of this Agreement (including any interim reports): (i) all operating expenses and capital expenditures of the Property; and (ii) the aggregate rent collected from tenants of the Property during such period, if any;

(iii)                               A true, correct and complete inventory of all personal property located upon the Property;

(iv)                              A true, correct and complete copy of all service and other agreements, as well as any amendments thereto, pertaining to the Property on which Dakota Group is obligated (the “Third Party Agreements”), showing: (i) the names of the parties to each agreement; (ii) the service rendered or to be rendered under each agreement; (iii) the compensation payable by Dakota Group under each agreement; and (iv) the term and expiration date of each agreement;

(v)                                 True, correct and complete copies of all certificates of occupancy, licenses and permits required by law and issued by all governmental authorities having jurisdiction, if any, concerning the Property;

(vi)                              True, correct and complete copies of all engineering, soils, historical preservation and other professional reports in the possession, custody or control of Dakota Group and which relate to the Property;

(vii)                           True, correct and complete copies of all utility bills for the Property for the previous twelve (12) months;

(viii)                        True, correct and complete copies of instruments, evidencing any actual or threatened litigation relating to or with respect to the Property;

(ix)                                True, correct and complete copies of all ad valorem and personal property tax statements as well as all related assessment notices (including valuation assessment documents) covering the Property for the current tax year (if available);

(x)                                   A true, correct and complete report for the Property of any prepaid rent by tenants;

(xi)                                True, correct and complete copies of any Environmental Site Assessments or other environmental reports with regard to the Property which are in Dakota Group’s possession, custody or control;

(xii)                             True, correct and complete copies of all warranties and guaranties relating to the Property;

(xiii)                          True, correct and complete copies of all leasing or other commission agreements with third parties with respect to the Property, with a summary of unpaid commissions, if any;

(xiv)                         True, correct and complete topographic, construction, engineering and architectural plans and specifications with respect to the Property;

(xv)                            True, correct and complete copies of appraisals, surveys and plats of the Property;

(xvi)                         Access to all maintenance and other records which pertain to the Property;

(xvii)                      True, correct and complete copies of all bids and estimates received by Dakota Group or its agents during the twelve (12) month period prior to the Effective Date for work to be performed at or for the benefit of the Property, which exceeds in each instance, the sum of $500.00;

(xviii)                   True, correct and complete copies of all documents and instruments evidencing rights of ingress and egress to land from the Property, whether recorded in the public records of Gilpin County, Colorado or otherwise;

(xix)                           True, correct and complete copies of all agreements with owners or tenants of any property adjacent to the Property (and which pertain in any manner to the Property); and

(xx)                              All documents and instruments relating in any manner to any pending, threatened or anticipated condemnation or eminent domain proceeding or actions which affect or relate to the Property including, but not limited to, that condemnation proceeding referenced in Section 15(b)(iii), below.

(b)                                 Return of Materials.  JEI agrees that if for any reason the Closing is not consummated, JEI will promptly return to Dakota Group all materials furnished to JEI pursuant to this Section 11.

(c)                                  Third Party Agreements.  Commencing upon the Effective Date, Dakota Group will not enter into any Third Party Agreements (or modify same) without the prior written consent of JEI.

12.                               Survey.

(a)                                  Dakota Group Obligations.  Dakota Group, at Dakota Group’s sole cost and expense, shall provide to JEI within five (5) days after the Effective Date, a current survey dated within the sixty (60) day time period prior to the Effective Date (hereinafter referred to as the “Survey”), of the Property prepared by a licensed surveyor or professional engineer, which Survey:  (i) shall be in form and content sufficient to delete the standard survey exception from the Owner Policy; (ii) shall be accompanied by a metes and bounds description of the Property which description shall tie the Property to the adjacent property boundaries setting forth the acreage and square feet within the Property; (iii) shall locate, and identify by volume and page reference, if applicable, all existing improvements, fences, waterways, lakes, ponds, encumbrances, encroachments, conflicts, protrusions, uses, highways, streets, roads, easements, alleys and rights-of-way, upon or adjacent to the Property, which are visible on the ground or listed in the Commitment; (iv) shall show the location of the “100-year frequency flood plain” on the Property, if applicable, or, if inapplicable, shall certify that such flood plain does not affect the Property; (v) shall set forth the number of gross acres and square feet contained in the Property; (vi) shall identify and establish the square footage and location of the portion of the Property situated within the Gaming District of Gilpin County, Colorado as established by the Colorado Limited Gaming Act, C.R.S. 12-47.1-105 and the ordinances adopted by the City of Black Hawk, Colorado; and (vii) shall meet or exceed in all aspects the “Minimum Standard Detail Requirements for Land Title Surveys” jointly established and adopted by the American Land Title Association, the American Congress on Surveying and Mapping and the National Society of Professional Surveyors in 1999, as amended from time to time.

(b)                                 Certification.  The Survey shall further contain a certificate by the surveyor or engineer, addressed to Dakota Group, JEI, the Title Company and any lender of JEI (designated by JEI) in the form and substance set out on Exhibit “D” attached hereto and incorporated herein, as if set out word for word.

13.                               Title.  Within fifteen (15) days after the Effective Date,  Dakota Group, at its sole cost and expense, shall cause to be delivered to JEI a Commitment for Title Insurance, Colorado standard form (hereinafter referred to as the “Commitment”), together with true, correct, complete and legible copies of all instruments and documents referred to therein as exceptions to title covering the Property, in the amount of the Purchase Price, in favor of JEI, pursuant to which the Title Company agrees, subject to the provisions thereof, to issue at the Closing of the Real Estate Sales Contract an Owner Policy of Title Insurance (hereinafter referred to as the “Owner Policy”).

14.                               Termination.

(a)                                  Refund Inspection Period.  At any time prior to the expiration of the Refund Inspection Period, JEI shall be entitled, for any reason, to terminate this Agreement by giving a written or electronic notice of same to either Dakota Group or the Escrow Agent (the “Refund Inspection Period Termination Notice”).  Upon delivery of the Refund Inspection Period Termination Notice to either Dakota Group or Escrow Agent: (i) this Agreement shall become automatically null and void and of no effect without the necessity of further action or consent of either Party; and (ii) the Escrow

Agent shall be deemed authorized and instructed by the Parties to return the Initial Deposit (and all interest accrued thereon) to JEI, free and clear of all liens, claims, encumbrances and charges, minus a reasonable escrow fee to be agreed upon by JEI and the Escrow Agent.

(b)                                 Post-Refund Inspection Period Termination.  At any time after the expiration of the Refund Inspection Period and prior to the Closing of the Real Estate Sales Contract, JEI shall have the right, for any reason, to terminate this Agreement by giving a written or electronic notice to either Dakota Group or Escrow Agent (the “Post-Refund Inspection Period Termination Notice”). Upon delivery of the Post-Refund Inspection Period Termination Notice to either Dakota Group or Escrow Agent, this Agreement shall become automatically null and void and of no effect without the necessity of further action or consent of either Party. Provided, however, upon the issuance of a Post-Refund Inspection Period Termination Notice, the Initial Option Fee and any Extension Fee, if paid, shall be deemed non-refundable to JEI.

(c)                                  Refund Exception.  Notwithstanding the immediately preceding Section 14(b), the Total Option Fee shall be refundable to JEI after the expiration of the Inspection Period pursuant to the provisions of Section 9(c), above.

(d)                                 Expiration of Option.  Upon the expiration of the Initial Option Period (or the Extension Period, if the Extension Right is exercised), without the Refund Inspection Period Termination Notice or the Post-Refund Inspection Period Termination Notice or the Exercise Notice having been given by JEI under this Agreement, then:  (i) this Agreement shall automatically terminate without the necessity of further action or consent of either Party; and (ii) the Escrow Agent shall record the quitclaim deed in accordance with Section 18, below.

15.                               Dakota Group Representations, Warranties and Covenants.

(a)                                  Dakota Group Covenants.  In addition to any other agreements or covenants set out in this Agreement, Dakota Group further agrees to the following:

(i)                                     Access.  During the term of this Agreement (including but not limited to the Inspection Period), Dakota Group agrees to provide JEI with reasonable access to the Property from time to time in the discretion of JEI, in order for JEI to inspect the Property.

(ii)                                  Cooperation.  Dakota Group agrees to undertake all reasonable efforts to cooperate with JEI in connection with any matter involving JEI’s inspection of the Property.

(iii)                               No Further Encumbrance; Standstill Obligation.  Dakota Group agrees that, commencing on the Effective Date, it will not:  (i)  cause or allow the Property to be encumbered by any claim, lien (other than liens of record existing as of the Effective Date or any refinancing or extension thereof in an amount not to exceed the current amount) or contaminated by any Hazardous Substances; or (ii) negotiate to enter into or enter into a back-up contract for the sale of all or part of the Property; or (iii) negotiate to enter into or enter into an agreement for an option to purchase all or part of the Property, unless and until this Agreement expires or is otherwise terminated.

(b)                                 Dakota Group Representations and Warranties. Dakota Group represents and warrants to JEI as of the Effective Date (and restates and reaffirms each and every item below as of the Closing Date of the Real Estate Sales Contract) the following:

(i)                                     Subject to the provisions of the Deed to be delivered at Closing, Dakota Group has good, indefeasible, and fee simple title to the Property, free and clear of all mortgages, liens, claims, encumbrances, leases, tenancies, security interest, covenants, conditions restrictions, rights-of-way, easements, judgments or other matters affecting title other than those shown on the Commitment and otherwise permitted herein.

(ii)                                  This Agreement has been duly authorized and executed by Dakota Group and is a valid and binding obligation of, and is enforceable, in accordance with its terms, against Dakota Group.  The documents delivered to JEI at Closing will be duly authorized and executed by Dakota Group and will be a valid and binding obligation of, and will be enforceable in accordance with their terms, against Dakota Group.

(iii)                               There is no pending or threatened condemnation or similar proceeding affecting the Property or any portion thereof, or pending public improvements, liens, or special assessments, in, about or outside the Property which will in any manner affect the Property or affect access to the Property or affect JEI’s use of the Property (as a gaming facility, hotel or otherwise). Provided, however, Dakota Group shall receive all compensation relating to the pending condemnation of street (the “Bobtail Street Condemnation Area”) and sidewalk (the “Sidewalk Easement Condemnation Area”) described and depicted on Exhibit “E” attached hereto and incorporated herein as if set out word for word.  Seller further represents and warrants that the Bobtail Street Condemnation Area is comprised of five hundred seven square feet (507 sq. ft.), does not constitute part of the Property and is not situated within the Gaming District of Gilpin County, Colorado.  Seller further represents and warrants that the Sidewalk Easement Condemnation Area is comprised of three thousand two hundred eighty square feet (3,280 sq. ft.), none of which is situated within the Gaming District of Gilpin County, Colorado but all of which is included in the description of the Property.

(iv)                              Except as provided in Subsection (iii) above, there is no pending or threatened legal action of any kind or character whatsoever affecting the Property or any portion thereof which will in any manner affect JEI upon the consummation of the Closing, nor is any such action presently contemplated.

(v)                                 Dakota Group has complied with all applicable laws, ordinances, regulations, statutes, rules and restrictions pertaining to and affecting the Property, and Dakota Group’s performance of this Agreement will not result in any breach of, or constitute any default under, or result in the imposition of, any lien or encumbrance upon the Property under any agreement or other instrument to which Dakota Group is a party or by which Dakota Group or the Property might be bound.

(vi)                              Subject to the Lease provided for below, Dakota Group will operate and manage the Property in substantially the same manner it has been operated and managed prior to the execution of this Agreement and will maintain the physical condition of the Property in the same or better condition as it presently exists to the date of Closing, reasonable wear and tear excepted.

(vii)                           All documents delivered pursuant to Section 11 are the most recent documents in existence in connection with the operation and maintenance of the Property.  The balance of such statements for the preceding thirty-six (36) months shall be made available to JEI within five (5) days of JEI’s request.

(viii)                        No action has been taken with respect to work performed or delivery of material which would give rise to a lien on the Property and at Closing, there will be no claim in favor of any person or entity which is or could become a lien on the Property, arising out of the furnishing of labor or materials at Dakota Group’s request; there will be no unpaid assessments against the Property, except for property taxes assessed but not due and payable at the time of Closing; and there will be no claim in favor of any person or entity (including the present management company) for any unpaid commissions or fees for leasing of the Property.  In the event of any such claims at Closing, Dakota Group shall, at JEI’s option:  (aa) establish with the Title Company an escrow of funds in an amount and upon conditions reasonably acceptable to Dakota Group and JEI, or (bb) provide a bond in favor of JEI or Title Company (or Title Company’s underwriter) in such amount, upon such conditions and for such purposes as may be satisfactory to JEI, Dakota Group and Title Company, in either case for the purpose of providing for such claims and/or inducing the Title Company to insure JEI’s title to the Property free and clear of such claims.

(ix)                                Dakota Group agrees that benefits or compensation accrued prior to Closing, and due or claimed to be due either before or after the Closing of the Real Estate Sales Contract, to employees or former employees of Dakota Group shall constitute obligations of Dakota Group only, and Dakota Group agrees to indemnify, defend and hold JEI harmless from all such obligations and claims.

(x)                                   Dakota Group will not borrow any money or do, or fail to do, any other act or thing which would cause the Property to become pledged or otherwise utilized as collateral or in any way stand as security for any indebtedness or obligation (excepting encumbrances existing of record as of the Effective Date or any refinancing or extension thereof in an amount not to exceed the current amount).

(xi)                                All due and owing ad valorem taxes and personal property taxes, together with all assessments or other charges for utilities, roads,  the widening of roads, sidewalks or any other public infrastructure or any other fees imposed by any governmental authority with respect to the Property which are currently due and payable, have been paid in full.

(xii)                             To the current knowledge of Dakota Group, no Hazardous Substances (as defined in Section 10, above) are located on or about the Property.

(xiii)                          The portion of the Property depicted on Exhibit “F” attached hereto and incorporated herein as if set out word for word is situated within the Gaming District of Gilpin County, Colorado.

(xiv)                         To the current knowledge of Dakota Group, there are no pending assessments or other charges for utilities, roads, widening of roads, sidewalks or any other public infrastructure imposed by any governmental authority with respect to the Property which will become due and owing after the Closing of the Real Estate Sales Contract.

(c)                                  Continuing Effect.  The representations, warranties and covenants of Dakota Group contained in this Agreement or in any document delivered to JEI pursuant to the terms of this Agreement (whether in this Section 15 or elsewhere in this Agreement) shall be true and correct in all material respects and not in default at the time of Closing of the Real Estate Sales Contract, just as though they were made at such time, Dakota Group shall deliver to JEI, at Closing of the Real Estate Sales Contract, an affidavit to that effect.

(d)                                 Survival.  The provisions of this Section 15, shall expressly survive the exercise of the Option and the Closing of the Real Estate Sales Contract and shall not merge with the Deed or any conveyance thereof for a period of one year from the date of Closing.

16.                               Condemnation.   During the period from the Effective Date of this Agreement to the Closing of the Real Estate Sales Contract, all risk of loss from condemnation or eminent domain, shall be borne by Dakota Group except as set out in Section 15(b)(iii).  If any condemnation proceedings are instituted or threatened, between the Effective Date and the Closing of the Real Estate Sales Contract, JEI shall have a period of twenty (20) calendar days (regardless of whether the Refund Inspection Period has expired) to elect to:  (a) terminate this Agreement and upon such event Dakota Group shall within seven (7) days of JEI’s issuance of such notice, refund the Total Option Fee to JEI and thereafter the Parties shall have no further obligations to each other; or (b) proceed under this Agreement (and upon the exercise of the Option, to proceed under the Real Estate Sales Contract), in which event Dakota Group shall, at the Closing, assign to JEI its entire right, title and interest in and to any condemnation or eminent domain award.  Notwithstanding any other language in this Section 16 to the contrary, if the condemnation or eminent domain is for less than 5% of the total land area of the Property, JEI shall not be entitled to terminate this Agreement and receive a refund of the Total Option Fee (unless JEI’s notice of termination described above is delivered to Dakota Group prior to the expiration of the Refund Inspection Period).  The parties recognize that the property which the City of Blackhawk (“City”) needs for Bobtail Street has been excluded from the description of the Property.  Notwithstanding this Section 16 or any other provision of this Agreement, if the City condemns a sidewalk easement on the lands shown in Exhibit E, Dakota Group shall be entitled to retain all compensation paid for said easement and the amount of land condemned thereby shall not be counted in the 5% described above in this Section 16.

17.                               Risk of Loss.  In the event of material loss or damage to the Property prior to the Closing of the Real Estate Sales Contract (and while this Agreement is in full force and effect), which results in a diminution in the value of the Property (in Purchaser’s reasonable determination) (each, a “Casualty Event”) and Seller cannot restore the Property to its original condition and value within thirty (30) days thereafter, to Purchaser’s satisfaction, JEI shall be entitled, within thirty (30) days of the occurrence of such Casualty Event, to terminate this Agreement (and if the Option has been exercised, to terminate the Real Estate Sales Contract) by giving a Refund Inspection Period Termination Notice or a Post-Refund Inspection Period Termination Notice to Dakota Group .  Within seven (7) days of issuance of the applicable termination notice described in the immediately preceding sentence, Dakota Group shall refund the Total Option Fee to JEI.  In the event JEI elects not to terminate this Agreement, JEI shall be entitled, on exercise of the Option, to the rights set out in Section 9.1 of the Real Estate Sales Contract.  The provisions of this Section 17 shall expressly survive the exercise of the Option.

18.                               Quitclaim Deed.  Concurrently with the execution of this Agreement, JEI agrees to execute and acknowledge a quitclaim deed quitclaiming its interest in the Property, and to deliver the quitclaim deed to the Escrow Agent, who shall hold such quitclaim deed in accordance with this provision.  On termination of this Agreement (without the exercise of the Option pursuant to Section 6) or upon termination of the Real Estate Sales Contract without Closing (except as a result of a breach thereof by Dakota Group),  Escrow Agent shall cause the quitclaim deed to be recorded in the Office of the Clerk and Recorder, Gilpin County, Colorado. Dakota Group shall be responsible for all reasonable costs of Escrow Agent for its performance in accordance with this Section 18.

19.                               Effective Date. This Agreement (or a counterpart hereof) must be executed by the Parties and a fully executed copy hereof (or executed counterparts) deposited with the Escrow Agent not later than five (5) days after execution hereof by the latter of the Parties (the confirmed date of receipt by Escrow Agent of a fully executed original of this Agreement being herein referred to as the “Effective Date”), or this Agreement shall become null, void and of no effect whatsoever.

20.                               Successors and Assigns.  This Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and their respective heirs, executors, personal representatives, successors and assigns.  Dakota Group may not assign this Agreement without the prior written consent of JEI except that Dakota Group may assign this Agreement to a related entity without the consent of JEI.  JEI may assign this Agreement if such assignment is effected to an entity organized as a corporation, limited liability company, limited partnership, limited liability partnership, limited liability limited partnership, partnership or joint venture, the controlling ownership and/or management of which resides in JEI so long as such assignee assumes, in writing in an instrument delivered promptly to Dakota Group, all obligations of JEI under this Agreement.

21.                               Counterparts.  This Agreement may be executed in any number of identical counterparts, any or all of which may contain the signatures of less than all of the Parties, and all of which shall be construed together as a single instrument.

22.                               Notices.  All notices, demands, requests, and other communications under this Agreement shall be in writing or electronic format and shall be deemed properly served and delivered when: (a) delivered by hand to the Party to whose attention it is directed; or (b) posted, if sent by registered or certified mail, return receipt requested, postage pre-paid addressed; or (c)

actually received by the addressee thereof, after being sent by overnight delivery (such as Federal Express); or (d) sent to the addressee by confirmed telecopier, facsimile, electronic transmission (email) or similar transmission, as follows (or at such changed address as the Parties may from time to time specify in writing):

If to Dakota Group:

Dakota/Blackhawk, LLC
1700 Kylie Drive, Suite 240
Longmont, Colorado 80501
Attn: Wendell Pickett and Roger Pomainville
303-772-8348
303-772-8565 (facsimile)

With A Required Copy To:

Christopher C. O’Dell
O’Dell & Fell, LLC
1600 Jackson Street
Suite 250
Golden, Colorado 80401
(303) 436-9200
(303) 436-9700 (facsimile)

If to JEI:

Jacobs Entertainment, Inc.
240 Main Street

Black Hawk, Colorado 80224

Attention: Stephen R. Roark, President
(303) 582-1117
(303) 582-0239 (facsimile)

With A Required Copy To:

Jones & Keller, P.C.
1625 Broadway, 16th Floor
Denver, Colorado 80202
Attention:	Samuel E. Wing, Esq.
R. Steven Jones, Esq.
(303) 573-1600
(303) 893-6506 (facsimile)

23.                               Entire Agreement.  The Parties agree that all the terms and conditions of this Agreement are contained herein and declare that no promises, representations, guarantees, warranties or agreements other than those expressly herein contained have been made or relied upon by either of the Parties hereto.  This Agreement represents the complete understanding between the Parties hereto as the subject matter hereof, and supersedes all prior written or oral negotiations, statements, or agreements between the Parties hereto as to the Property or this Agreement, the condition thereof, or any other matter whatsoever, made or furnished by any real estate broker, agent, employee or other person representing or purporting to represent either Party hereto.

24.                               Governing Law.  This Agreement shall be construed in accordance with the laws of the State of Colorado.

25.                               Independent Consideration.  Upon execution of this Agreement by the Parties, JEI shall pay to Dakota Group the sum of One Hundred and No/100 Dollars ($100.00) as independent agreement consideration for Dakota Group’s execution, delivery and agreement to be bound by all of the provisions of this Agreement (the “Independent Agreement Consideration”).  The Independent Agreement Consideration shall be non-refundable to JEI and not applicable to the Purchase Price at the Closing of the Real Estate Sales Contract.

26.                               Significance of Headings.  All paragraph headings set forth in this Agreement are for purposes of identification and are intended for convenience only.

27.                               Exhibits.  All exhibits to this Agreement, if any, shall bear the initials of each Party hereto, and when so initiated, shall be conclusively deemed to be an Exhibit hereto, whether or not physically attached to this Agreement.

28.                               Advice of Counsel.  Each of the Parties hereto represent that they have had the opportunity to seek the advice and counsel of their own attorneys; that they are relying upon their own judgment, belief, and knowledge with respect to the nature and extent of this Agreement; and that no representation or statement made by any other party has influenced them in executing or induced them to execute this Agreement.

29.                               Further Acts.  Each Party hereto agrees to perform, without delay, any and all such further and additional acts and execute and deliver any and all such further and additional instruments and documents as may be reasonably necessary in order to carry out the provisions and effectuate the intent of this Agreement.

30.                               Authority.  Each Party hereto represents and warrants that it has full authority to execute this Agreement and bind to this Agreement its respective partners, trustees, beneficiaries, remaindermen, directors, officers, employees, agents, advisors, attorneys, successors, assigns and personal representatives.

31.                               Breach.  Should any Party breach any part of this Agreement and litigation ensue, the Parties agree that the prevailing Party shall be entitled to its reasonable attorneys’ fees and costs in prosecuting or defending its claim.

32.                               Construction.  This Agreement is the result of negotiations between the Parties, neither of whom has acted under any duress or compulsion, whether legal, economic or otherwise.  Accordingly, the terms and provisions hereof shall be construed in accordance with their usual and customary meanings.  The Parties hereby waive the application of any rule of law which otherwise would be applicable in connection with the construction of this Agreement that ambiguous or conflicting terms or provisions should be construed against the Party who (or whose attorney) prepared the executed Agreement or any earlier draft of the same.

33.                               Lease of Property.  Effective upon execution of this Agreement by the Parties and continuing until the first to occur of:  (a) the expiration or earlier termination of this Agreement or (b) the Closing or termination of the Real Estate Sales Contract, Dakota Group hereby leases to JEI for the sum of One Dollar and No/100 ($1.00) the Property (the “Lease”).  The Lease shall be evidenced by a written lease agreement setting out such terms as may be satisfactory to JEI, in its sole discretion, including, but not limited to:  (a) the right of JEI to erect a fence around the perimeter of the Property; (b) the right of JEI to the exclusive possession of the Property; and (c) the right of JEI to record a Memorandum of Lease in the public records of Gilpin County, Colorado.  The Lease to be executed by JEI and Dakota Group is attached to this Agreement as Exhibit “G” and incorporated herein as if set out word for word.  Prior to the commencement date of the Lease, Dakota Group shall be solely responsible for the proper and complete termination of all rights of tenancy to the Property vested with any third party as of the Effective Date.

34.                               Date Computation.  If any date of significance hereunder falls upon a Saturday, Sunday or recognized Federal holiday, such date will be deemed moved forward to the next day which is not a Saturday, Sunday or recognized Federal holiday.  The terms “working day” shall mean days elapsed exclusive of Saturday, Sunday or recognized Federal holidays.

35.                               Dispute Resolution/Mediation/Arbitration.

(a)                                  Informal Resolution.  The Parties shall attempt amicably to resolve any controversy, dispute or difference arising out of this Agreement.

(b)                                 Mediation Predicate.

(i)                                     In the event the Parties are unable to resolve such dispute, the Parties shall submit same to mediation.

(ii)                                  Each Party covenants and agrees that, within seven (7) days after receipt of the other Party’s written request for mediation, it will participate in at least two (2) hours with a mediator for each issue brought forward by any Party.  Any mediation proceeding shall be conducted in Denver, Colorado.  The fees of the mediator shall be borne equally by all Parties to the dispute, unless otherwise agreed by them in writing and all other court fees (including attorneys’ fees) and expenses incurred by any Party shall be borne solely by the Party incurring same; provided, however, should any Party fail or refuse to follow the terms of this paragraph in pursuit of mediation, then such Party shall be fully liable for the fees of the mediator and all costs, fees (including reasonable attorneys’ fees) and expenses incurred by both Parties in the other Party’s pursuit of such mediation.  An agreement by the Parties to settle any issues of such dispute shall be regarded as a contract which provisions are conclusive as to those issues of the dispute.

(c)                                  Arbitration.

(i)                                     After satisfaction of the mediation predicate set out in Section 35(b), above), upon demand of either Party, (whether made before or after the institution of any judicial proceeding) any controversy or claim whatsoever arising out of or relating to this Agreement, or the breach thereof, shall be settled by binding arbitration in Denver, Colorado in accordance with the rules of the American Arbitration Association (“AAA”) and judgment upon the award rendered by the arbitrator(s) may be entered by any court having jurisdiction thereof.  THE PARTIES UNDERSTAND THAT BY AGREEING TO BINDING ARBITRATION FOR THE RESOLUTION OF ANY DISPUTES THEY ARE WAIVING THEIR RESPECTIVE RIGHT TO A JURY TRIAL.

(ii)                                  Any dispute submitted for arbitration shall be referred to a panel of three (3) arbitrators.  The Party submitting (“Submitting Party”) the intention to arbitrate (the “Submission”) shall nominate one arbitrator.  Within thirty (30) days of receipt of the Submission, the Party receiving the Submission (“Answering Party”) shall nominate one arbitrator.  If the Answering Party fails to timely nominate an arbitrator, then the second arbitrator shall be appointed by the AAA in accordance with the industry applicable AAA Rules (the “Rules”).  If the arbitrator chosen by the Submitting Party and the arbitrator chosen by or selected for the Answering Party can agree upon a neutral arbitrator within fifteen (15) days of the choice or selection of the Answering Party’s arbitrator, then such individual shall serve as the third arbitrator.  If no such agreement is reached, a third neutral arbitrator shall be appointed by the AAA in accordance with the Rules.  The Parties agree that they shall consent to an expedited proceeding under the Rules, to the full extent the AAA can accommodate such a request.

(iii)                               The ruling of the arbitrators shall be binding and conclusive upon all Parties hereto and any other person with an interest in the matter.

(iv)                              Except as to either Party’s right to seek injunctive relief under applicable law, the arbitration provision set forth herein shall be a complete defense to any suit, action or other proceeding instituted in any court regarding any controversy or claim (including, without limitation, whether any controversy or claim is subject to arbitration) arising out of or relating to this Agreement, or the breach thereof (whether, in any case, involving: (x) a Party hereto, (y) their beneficiaries, successors, assigns and subcontractors, or (z) such Party’s or successor’s directors, officers, partners, members, managers, assigns or subcontractors, representatives or agents); provided, however, that: (aa) any of the parties to the arbitration may request a Colorado state court in Denver County, Colorado, to provide interim injunctive relief in aid of arbitration hereunder or to prevent a violation of this Agreement pending arbitration hereunder (and any such request shall not be deemed a waiver of the obligations to arbitrate set forth in this Section 35); (bb) any ruling on the award rendered by the arbitrators may be entered as a final judgment in state or federal court having jurisdiction over the Parties (and each of the Parties hereto irrevocably submits to the jurisdiction of such court for such purposes); and (cc) application may be made by a Party to any court of competent jurisdiction wherever situated for enforcement of any such final judgment and the entry of whatever orders are necessary for such enforcement.  In any proceeding with respect hereto, all direct, reasonable costs and expenses (including, without limitation, AAA administration fees and arbitrator fees) incurred by the Parties to the proceeding shall, at the conclusion of the proceeding, be paid by the Parties incurring same.

(d)                                 Injunctive Relief.  Nothing in this Section 35 shall prevent or prohibit a Party’s right to seek injunctive relief under applicable law.

36.                               Recitals.  The terms, definitions and provisions of the Recitals set out above are expressly incorporated herein by reference as if set out word for word.

37.                               Defined/Capitalized Terms.  Any capitalized terms which are not defined in this Agreement shall have the meaning ascribed to such term in the Real Estate Sales Contract.

38.                               Survival.  The provisions of Sections 7, 13, 15, 16, 17, 20, 22, 23, 24, 25, 26, 27, 28, 29, 30, 31, 32, 33, 34, 35, 36, 37 and 38 of this Agreement shall survive the exercise of the Option and the Closing of the Real Estate Sales Contract and remain in full force and effect after Closing as between the Parties hereto except to the extent limited herein and in the Real Estate Sales Contract.  Provided, further, nothing in this Section 38 shall construed or applied to limit or negate the survival of other provisions in this Agreement which are specified to expressly survive the exercise of the Option and the Closing of the Real Estate Sales Contract but which may not be listed in this Section 38.

IN WITNESS WHEREOF, the Parties have duly executed this Agreement on the 12th day of September 2005.

DAKOTA GROUP:

DAKOTA/BLACKHAWK, LLC, a Colorado limited liability company

By:	/s/ Roger Pomanville
Roger Pomanville, Manager

By:	/s/ Wendell G. Prichett
Wendell G. Prichett, Manager

JEI:

JACOBS ENTERTAINMENT, INC.,
And/Or Assigns

By:	/s/ Stephen R. Roark
Printed Name: Stephen R. Roark
Title: President/Chief Financial Officer

ACCEPTANCE BY ESCROW AGENT

The undersigned title company, as Escrow Agent, hereby acknowledges receipt of a fully executed original (or executed original counterparts) of the foregoing Agreement and the sum of $250,000.00 as the Initial Deposit referred to therein, and accepts the obligations of the Escrow Agent as set forth therein.  The Effective Date of the Agreement is the date identified below.

GILPIN TITLE, LLC

By:	/s/ Mari O’Brien
Name:	Mari O’Brien
Title:	Commercial Escrow Officer

Date:	September 13, 2005
“Effective Date”